Exhibit 23.4

                          Independent Auditors' Consent

We consent to the incorporation by reference in this Registration Statement of Brek Energy Corporation on Form S-3 of our report for Gasco Energy, Inc. (formerly known as Pannonian Energy Inc) dated September 20, 2001, appearing in the Annual Report on Form 10-K of Brek Energy Corporation for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in this Registration Statement.


Wheeler Wasoff, P.C
Denver, Colorado
July 8, 2002


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